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EXHIBIT 99.1     PRESS RELEASE


                        [ROSLYN BANCORP, INC. LETTERHEAD]


                                          FOR IMMEDIATE RELEASE

                                          Contact: Mary M. Feder
                                                   Director, Investor Relations
                                                   (516) 942-6150


           THE ROSLYN SAVINGS BANK ANNOUNCES STRATEGIC INITIATIVES AND
         PLANS TO EXIT THE RESIDENTIAL MORTGAGE BANKING BUSINESS THROUGH
             THE DIVESTITURE OF ROSLYN NATIONAL MORTGAGE CORPORATION


ROSLYN, NEW YORK, AUGUST 28, 2000 - Roslyn Bancorp, Inc. (NASDAQ:RSLN), the holding company for The Roslyn Savings Bank, today announced a strategic repositioning for the future that will allow the Company to intensify its focus on higher margin business lines and improve its risk profile as it exits the mortgage banking business. In connection wit this strategy, the Bank has entered into a letter of intent for the sale of a substantial part of the residential origination capabilities of its wholly-owned subsidiary, Roslyn National Mortgage Corporation (RNMC). The remainder of RNMC's operations will be dissolved within 90 days. Concurrent with the sale and liquidation of RNMC, the Bank anticipates a third quarter after-tax restructuring charge of approximately $7.6 million.

Today's announcement is part of the Bank's proactive strategy to exit a commodity business with thin profit margins and increasing capital commitments. Additionally, consolidation in the mortgage banking industry and the cyclical nature of the mortgage servicing market makes it increasingly difficult to achieve  the  economies  of  scale  that  are  necessary  to be  profitable  and successful in such a highly competitive market. The Bank is currently negotiating strategic alliances which will allow it to efficiently provide residential mortgage products through its existing branch network and Jericho, New York headquarters.

Commenting on the Company's actions, Joseph L. Mancino, President and Chief Executive Officer of Roslyn Bancorp, Inc. stated "Roslyn is re-directing on-going capital commitments to initiatives generating higher returns. This includes our niche business of construction and commercial real estate lending, our growing consumer and business banking lines and the growth of the retail banking division through our successful DeNovo branching strategy. Additionally, our enhanced footprint into the Brooklyn and Queens market offers the Bank a platform to expand our efforts in multi-family lending."



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The Bank also announced  today the selection of three sites for DeNovo  branches in Nassau and Queens and plans to consolidate one existing branch before year-end. DeNovo branching continues to be a highly efficient use of capital and an integral part of the Company's growth strategy.

With assets of $7.5 billion, Roslyn is among the five largest publicly traded thrift institutions in New York. The Bank operates 24 full service branches throughout the boroughs of Brooklyn, Queens, Nassau and Suffolk.

Roslyn Bancorp, Inc.'s press releases are available by fax at no charge through Business Wire's News-On-Demand service. For an index of Roslyn Bancorp, Inc.'s press releases or to obtain a specific release, call (888) 329-4697 or visit us on the worldwide web at roslyn.com.

STATEMENTS CONTAINED IN THIS NEWS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS, AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. AMOUNTS HEREIN COULD VARY AS A RESULT OF MARKET AND OTHER FACTORS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISK AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS, WHICH INCLUDE, BUT ARE NOT LIMITED TO, FACTORS DISCUSSED IN DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," AND "POTENTIAL." EXAMPLES OF FORWARD LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, EXPECTED OR ANTICIPATED REVENUE, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY THAT ARE SUBJECT TO VARIOUS FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE ESTIMATES. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, LOAN DEMAND, REAL ESTATE VALUES, AND COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, OR GUIDELINES; CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL,
REGULATORY, AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES.

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